Exhibit 10.18

                                 LOAN AGREEMENT


     THIS AGREEMENT made and entered into as of this 31st day of December, 1998, by and between SOFTWARE TECHNOLOGY, INC., a Florida corporation, whose address is 1225 Evans Road, Melbourne, Florida 32904 (the "Borrower"), EXIGENT INTERNATIONAL, INC., a Delaware corporation, and FOTOTAG, INC., a Delaware corporation, (the "Guarantors"), and THE HUNTINGTON NATIONAL BANK, whose address is 685 S. Babcock Street, Melbourne, Florida 32901 (the "Lender").

                              W I T N E S S E T H:

     WHEREAS, Borrower has negotiated with Lender for a revolving line of credit loan in the principal amount of THREE MILLION DOLLARS ($3,000,000.00) (the "Revolving Loan") and a term loan in the principal amount of FIVE HUNDRED ELEVEN THOUSAND ONE HUNDRED ELEVEN and 22/100 DOLLARS ($511,111.22) (the "Term Loan") to be used by Borrower to refinance and obtain additional credit to be secured by collateral as described in Exhibit "A", attached hereto and made a part hereof by reference. (The Revolving Loan and Term Loan are collectively referred to as "the Loan"). The Loan will be guaranteed by the Guarantors.

     WHEREAS, Borrower, Guarantors and Lender wish to enter into this Agreement in order to set forth the terms and conditions of the disbursement of said Loan.

     NOW, THEREFORE, in consideration of the premises set forth above and the sum of TEN DOLLARS ($10.00) each to the other in hand paid, the receipt and sufficiency of which is hereby acknowledged, Borrower, Guarantors and Lender do hereby agree as follows:


                                    ARTICLE I
                                 LOAN DOCUMENTS


     Prior to any disbursements, Borrower shall execute and deliver, or cause to be executed and delivered, to Lender the following documents (hereinafter collectively and together with this Agreement referred to as "Loan Documents"), all in a form satisfactory to Lender:

     A. Assignment of Loan Documents, Allonge Endorsements to Notes and UCC-3 Assignments to be executed by SunTrust, N.A. to Lender.

         1. For Line of Credit in the amount of $l,800,000.00.

         2. For Term Loan with a current principal balance of $66,666.74.

         3. For Term Loan with current principal balance of $444,444.48 .

  B. Notes.

         1. Interim Promissory Note for Line of Credit of even date herewith payable to the order of Lender executed by Borrower, in the principal amount of ONE MILLION TWO HUNDRED THOUSAND AND 00/100 ($1,200,000.00) DOLLARS.

         2. Consolidation Note for Line of Credit of even date herewith payable to the order of the Lender executed by Borrower, in the principal amount of THREE MILLION AND 00/100 ($3,000,000.00) DOLLARS.

         3. Consolidation Note for Term Loans of even date herewith payable to the order of the Lender executed by Borrower, in the principal amount of FIVE HUNDRED ELEVEN THOUSAND ONE HUNDRED ELEVEN AND 22/100 ($511,111.22) DOLLARS.

         (Each of these notes are collectively referred to as "Notes".)

     C. Uniform Commercial Code-Financing Statements (Local and State). Uniform Commercial Code-Financing Statements (local and state) covering all of
Borrower's assets including, but not limited to: accounts, inventory, deposit accounts, general intangibles, contract rights, leasehold improvements, machinery, equipment, intellectual property, instruments, documents, chattel paper, trade names, trademarks and patents.

     D. Opinion of Borrower's Counsel. An opinion of counsel for Borrower and Guarantor (as hereinbelow defined) licensed in the State of Florida shall be furnished to Lender prior to closing to the effect that: (a) all of the Loan Documents are valid and enforceable and legally convey to and vest in Lender all of the rights therein stated and purported to be conveyed; (b) Borrower and any Guarantor are corporations in good standing and all requirements of the corporate documents governing Borrower and any Guarantor have been complied with to authorize and complete the Loan; (c) Borrower and any Guarantor have the full right and legal authority to carry out the terms of this Agreement and any documentation to be executed pursuant to this Agreement; and (d) Such opinion letter shall address such other matters included in Lender's Request for Opinion Letter.

     E. Guaranties. The unqualified and unconditional guaranty of EXIGENT INTERNATIONAL, INC., a Delaware corporation, and FOTOTAG, INC., a Delaware corporation.

     F. Security Agreement. As security for payment of the indebtedness evidenced by the Notes, the Borrower shall execute and deliver to the Lender a Security Agreement of even date herewith (the "Security Agreement") pursuant to which the Borrower shall grant the Lender a first security interest in all of the assets of the Borrower described in the Security Agreement. Borrower agrees that all of the Liabilities of Borrower arising under the Loan Agreement shall be secured by the Collateral. Borrower further agrees that the Lender shall have sole discretion as to the manner of application of the sale or the disposition of the Collateral and shall be entitled to conduct one or more sales of the Collateral in addition to all other rights and remedies contained herein. As additional security for payment of the indebtedness evidenced by this Loan, the Guarantors shall execute an unconditional guarantee in favor of the Lender described in Paragraph E. above.

     G. Other Documents. Such other documents as may be required by Lender in accordance with the terms of the Loan Commitment dated December 9, 1998 executed by Lender and Borrower in connection with the Loan ("Loan Commitment").

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lender to make the Loan, the Borrower and Guarantors make the following representations and warranties:

     A. Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Florida, and has the corporate power to own property and to carry out its businesses now being conducted, and is duly qualified as a foreign corporation to do business in every jurisdiction in the United States of America in which the nature of its business makes such qualification necessary and is in good standing in such jurisdictions. Guarantors are corporations duly organized, existing and in good standing under the laws of the State of Delaware. Borrower and Fototag,Inc. are wholly-owned subsidiaries of Exigent International, Inc.

     B. Borrower is duly authorized under all applicable provisions of law to execute and deliver the Notes and to execute, deliver and perform the Loan Agreement and the Security Agreement, all corporate action on its part required for the lawful execution, delivery and performance thereof has been duly taken and the Loan Agreement, the Security Agreement and the Notes, upon the due execution and delivery thereof, will be the valid and enforceable instruments and obligations of Borrower in accordance with their terms. Neither the execution of the Loan Agreement, the Security Agreement not the creation or issuance of the Notes, nor the fulfillment of or compliance with their provisions and terms will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a violation of or default under any applicable law, regulation, order, writ or decree of the charter or bylaws of the Borrower or any agreement or instrument to which Borrower is now a party or create any lien, charge or encumbrance upon any of the property or assets of Borrower pursuant to the terms of any agreement or instrument to which Borrower is a party or by which it is bound other than the security interest contemplated hereby.

     C. No written approval of any federal, state or local governmental authority is necessary to carry out the terms of the Loan Agreement, the Security Agreement or the Notes and no consents or approvals are required in the making or performance of the Loan Agreement, the Security Agreement or the Notes.

     D. The audited consolidated balance sheet of the Borrower and Guarantors, as of January 31, 1998, is true and correct and the consolidated balance sheet of Borrower and Guarantors, dated as of October 31, 1998, and related statement of income for the quarter then ended, a copy of which has been provided to the Lender, is true and correct, subject to normal, year end adjustments and fairly presents the financial condition of the Borrower and Guarantors, all in accordance with Generally Accepted Accounting Principles consistently applied and since October 31, 1998, no material adverse change in Borrower's and Guarantors' financial condition or business operation has occurred.

     E. Except as previously disclosed to Lender in writing, there are no pending or threatened actions or proceedings before any court, arbitrator or governmental or administrative body or agency which may materially adversely affect the properties, business or condition, financial or otherwise, of Borrower or Guarantors or in any way adversely affect or call into question the power and the authority of Borrower to enter into or perform the Loan Agreement, the Notes or the Security Agreement.

     F. No part of the proceeds of advances made pursuant to the Loan Agreement will be or have been used to purchase or carry, or to reduce or retire any loan incurred to purchase or carry, any margin stocks (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stocks. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying such margin stocks. If requested by the Lender, Borrower shall furnish to the Lender, in connection with the loan made hereunder, a statement in conformance with the requirements of Federal Reserve Form U-l referred to in said Regulation. In addition, no part of the proceeds of the loans made hereunder will be used for the purchase of commodity future contracts (or margins therefor for short sales) for any commodity not required for the normal raw material inventory of the Borrower.

     G. Borrower is now solvent and able to pay its debts as they mature and Borrower now owns property whose fair salable value is greater than the amount required to pay its Indebtedness.

     H. Borrower has not incurred any material or accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974 or any liability to the Pension Benefit Guarantee Corporation established under such Act (or any successor thereto under such Act) in connection with any employee benefit plan established or maintained by the Borrower.

     I. Each of the representations and warranties of the Borrower contained in the Security Agreement are hereby reaffirmed in all respects as of the date hereof.

     J. Neither this Loan Agreement nor any other Agreements contains any misrepresentation or untrue statement of fact or omits to state any material fact necessary to make any of such agreements, reports, schedules, certificates or instruments not misleading.

     K.  Borrower  has  good,   indefeasible  and  merchantable   title  to  the
Collateral, free and clear of all liens, claims, security interests and encumbrances.

     L. Borrower has good and marketable title to its properties and assets, including the properties and assets reflected in the balance sheet described above, except for such assets as have been disposed of since the date of said financial statements as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all liens, mortgages, pledges, encumbrances or charges.

     M. Borrower is not a party to nor is it bound by any contract or agreement or subject to any charter or other corporate restrictions which adversely affects the business, properties or condition, financial or otherwise, of Borrower except as disclosed in the financial statements referenced above and notes thereto.

     N. Borrower owns, possesses or has the right to use all necessary patents, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights material to the conduct of its businesses now conducted, without known conflict with any patent, license, trademark, trade name or copyright of any other Person.

     The effectiveness of this Loan Agreement shall be subject to the continuing accuracy of all representations and warranties of the Borrower and Guarantors contained herein. Each advance made to Borrower pursuant to the Loan Agreement shall constitute and automatic warranty and representation by Borrower and Guarantors to the Lender that there does not exist a Default or any Event of Default or any event or condition which, with notice, lapse of time and/or the making of such advance, would constitute a Default or any Event of Default and a reaffirmation as of the date of said request of all the representations and warranties of Borrower and Guarantors contained in the Loan Agreement. Borrower and Guarantors covenant, warrant and represent to the Lender that all representations and warranties of Borrower and Guarantors contained in this Loan Agreement shall be true at the time of execution of the Loan Agreement and the Other Agreements and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

                                   ARTICLE III
                              CONDITIONS OF CLOSING

     The effectiveness of the Loan Agreement shall be subject to the fulfillment of the following conditions precedent to the first advance under the Loan:

     A. Borrower shall have delivered to the Lender the fully executed Security Agreement, Notes, financing statements and other letters, instruments and documents as Lender shall require, including, but not limited to, a Certificate of good standing of the Borrower certified by the Secretary of State or other appropriate governmental authority accompanied by a certificate from the appropriate officer of Borrower certifying that the copy attached to such certificate of the Articles of Incorporation is complete and that the Articles of Incorporation have not been amended, annulled, rescinded or revoked since the date they were certified by the Secretary of State or other appropriate governmental authority, a copy of the bylaws of the Borrower in effect on the date of the Loan Agreement accompanied by a certificate from an appropriate officer of Borrower that the copy is true and complete and that the Bylaws have not been amended, annulled, rescinded or revoked since the date of the Bylaws or the last amendment reflected in the copy, if any, and a certificate of the Secretary certifying the names and true signatures of the Borrower authorized to sign the Loan Agreement, the Security Agreement, the Notes and any Other Agreements to be executed and delivered hereunder.

     B. The Borrower shall provide the Lender with a list of all Indebtedness at the time of closing.

     C. All instruments and documents incident to the issuance and delivery of the Notes shall be reasonably satisfactory in form and substance to the Lender and Lender's counsel and the Lender shall have received the executed Loan Agreement, the Security Agreement and all other documents which it may reasonably request in connection therewith and copies of resolutions of Borrower authorizing the transactions contemplated by the Loan Agreement, such resolutions and other documents, when appropriate, to be certified by appropriate corporate or governmental authorities.

     D. The Lender shall have received the Guaranty Agreements executed by the Guarantors.

     The effectiveness of the Loan Agreement shall be further subject to the fulfillment of the following conditions precedent to any subsequent advance to Borrower under this Loan:

     A. The Lender shall have received at the time of any subsequent advance such other approvals, opinions or documents as the Lender may reasonably request.

     B. No event has occurred or is continuing or would result from such advance that would constitute a Default or Event of Default as set forth below.

     C. The continuing accuracy of all representations and warranties of the Borrower contained herein.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

     The Borrower further agrees that, so long as any Liabilities remain unpaid to Lender, it will comply with the following requirements:

     A. As soon as practicable, in any event within forty-five (45) days after the end of each calendar quarter of each calendar year, deliver or cause to be delivered to the Lender a consolidated balance sheet of Borrower and Guarantors as at the last day of such quarter and related consolidated statement of income for such quarter and cumulative year to date for Borrower and Guarantors, setting forth in each case comparative form figures for the corresponding period in the preceding calendar Year, all in reasonable detail certified by an authorized officer of Borrower to have been prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis, subject to changes resulting from normal year-end adjustments.

     B. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, deliver to the Lender (i) a consolidated balance sheet of Borrower and Guarantors as at the end of such Fiscal Year, and related consolidated statements of income and retained earnings and changes in financial position for such Fiscal Year, setting forth in each case comparative form figures for the corresponding period in the preceding Fiscal Year, all in reasonable detail and satisfactory in scope to the Lender and certified by and containing an unqualified opinion of a nationally recognized firm of independent certified public accountants, and (ii) management letters, if any, delivered to the Borrower by such independent certified public accountants, in connection with their examination of such financial statements.

     C. Together with each delivery of those items required by Paragraphs A. and B., above, Borrower shall deliver to the Lender an officer's certificate setting forth: (i) to the best of his knowledge, Borrower has kept, observed, performed and fulfilled each and every agreement binding on and contained in this Loan Agreement and is not at the time in default of the keeping, observance, performance or fulfillment of any of the terms, provisions and conditions hereof, and (ii) that no Default or Event of Default, as has been specified below, has occurred or specifying all such Defaults or Events of Default which they may have knowledge.

     D. With reasonable promptness, deliver such additional financial or other date as the Lender may reasonably request. The Lender is hereby authorized to deliver a copy of any financial statements or any other information relating to the business operations or financial condition of the Borrower and Guarantors which may be furnished to it or come to its attention pursuant to this Loan
Agreement or otherwise, to any regulatory body or agency having jurisdiction over the Lender or to any Person which shall, or shall have the right or obligation, to succeed to all or any part of the Lender's interest in the Note or Other Agreements.

     E. Promptly pay or cause to be paid all taxes, assessments and other governmental charges that may lawfully be levied or assessed upon the income or profits of Borrower; provided, however, Borrower shall not be required to pay any such tax, assessment, charge, levy or claim so long as the validity thereof shall be actively contested in good faith by proper proceedings; but provided further that any such tax, assessment, charge, levy or claim shall be paid, stayed or bonded forthwith upon the commencement of proceedings to foreclose any lien securing the same.

     F. Do or cause to be done all things necessary to preserve and to keep in full force and effect its corporate existence and rights.

     G. At its sole cost and expense, keep and maintain the Collateral insured for its full insurable value against loss or damage, fire, theft, explosion and all other hazards and risk ordinarily insured against by other owners or users of such properties in similar businesses, and maintain adequate workers' compensation insurance, and notify the Lender promptly of any event or occurrence causing a material loss or decline in the value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. All policies of insurance shall be in form and with insurers recognized as adequate by prudent business persons and all such policies shall be in such amounts as may be satisfactory to the Lender. Upon request, Borrower shall deliver to the Lender the original (or certified copy) of each policy of insurance and evidence of payment of all premiums therefor. Such policies of insurance shall contain an endorsement, in form and substance acceptable to the Lender, showing loss payable to the Lender. Such endorsement, or an independent instrument furnished to the Lender, shall provide that the insurance companies will give the Lender at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other person shall affect the right of the Borrower to loss or damage. Borrower hereby directs all insurers under such policies of insurance where loss or damage exceeds $25,000 under any such policy of insurance to pay all proceeds payable hereunder directly to the Lender. So long as no Default or Event of Default exists hereunder, at the option of the Borrower, in the case of insurance proceeds arising from the loss or damage of building and equipment, the proceeds may be used to replace or restore same. Should the Borrower elect not to replace or restore the lost property, any insurance proceeds shall be applied first to any accrued interest due to the Lender, then to the principal balance of the liabilities in such order as the Borrower may direct. Borrower irrevocably makes, constitutes and appoints the Lender (and all officers, employees or agents designated by the Lender) as such Borrower's true and lawful attorney (and agent-in-fact), effective from and after the occurrence of a Default or Event of Default, for the purpose of making, settling and adjusting such claim under the policies of insurance (providing that the Lender shall consult with Borrower prior to finally making, settling or adjusting claims under such policies of insurance), endorsing the name of Borrower on any check, draft or instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event Borrower, at any time or times hereafter, shall fail to maintain any of the policies of insurance required above or to pay any premium in whole or in part related thereto, then the Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to do so) at any time or times hereafter obtain and take any other action with respect thereto which the Bank deems advisable. All sums so disbursed by the Lender, including reasonably attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, on demand by Borrower and shall be additional Liabilities hereunder secured by the Collateral. The Lender agrees to give Borrower notice of payment of each and every premium paid by Borrower to insurers as required hereunder.

     H. Maintain its property in good order and repair and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto.

     I. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions and set up on its books such reserves as may be required by Generally Accepted Accounting Principles.

     J. Conform to and duly observe all laws, regulations and other valid requirements of any regulatory authority with respect to the conduct of its business.

     K. Upon any officer of the Borrower obtaining knowledge of a Default or Event of Default hereunder or under any other obligation of Borrower, cause such officer or individual, as the case may be, to properly deliver to the Lender a certificate certifying the nature thereof, the period of existence thereof, and whatever action the Borrower proposes to take with respect thereto.

     L. Upon any officer of the Borrower obtaining knowledge of a material litigation, dispute or proceedings being instituted or threatened against Borrower, or any attachment, levy, execution or other process being instituted against any assets of Borrower, cause such officer or individual, as the case may be, to promptly give the Bank written notice of such litigation, dispute, proceeding, levy, execution or other process.

     M. Use it best efforts to comply with all of the requirements of the Employee Retirement Income Security Act of 1974 (ERISA) applicable to it and furnished to the Lender a statement of the principal financial officer of Borrower describing in reasonable detail any Reportable Event (as defined in ERISA).

     N. Continue at all times to maintain its chief executive offices and principal place of business at Melbourne, Brevard County, Florida.

     O. Maintain its primary operating banking accounts with the Lender.

     P. With respect to the consolidated financial statements of Borrower and the Guarantors, maintain the following financial ratios in the amounts indicated below:

          1. Maximum Total Liabilities divided by Tangible Net Worth of 2.25:l.0 at fiscal year end December 3l, l999 and quarterly thereafter.

          2. Minimum Working Capital of $1,500,000.00 at fiscal year end December 31, l998, and March 31, l999, increasing to $2,000,000.00 at June 30, l999 and each quarter thereafter.

          3. Minimum Current Ratio of l.30:l.0 at fiscal year end December 3l, l998, and March 3l, l999, increasing to l.50:1.0 at June 30, l999 and each quarter thereafter.

          4. Minimum Debt Service Coverage l.20 times at calendar year end and annually thereafter.

                                    ARTICLE V
                               NEGATIVE COVENANTS

     Except for any currently existing matter which has previously been disclosed to Lender or unless Lender otherwise consents in writing, Borrower covenants and further agrees that from the date hereof until payment in full of the principal and interest under the Notes, unless the Lender otherwise consents in writing, it will not;

     A. Incur, create, assume or permit to exist any Indebtedness in excess of $50,000.00 other than the Indebtedness to the Lender.

     B. Incur, create, assume or permit to exist any mortgage, pledge, security interest, encumbrance, lien or other charge of any kind upon any of its properties or assets of any character under conditional sales or other title retention agreements in excess of $50,000.00 except those mortgages, liens and security interests granted in favor of the Lender.

     C. Lend or advance money, credit or property in excess of $50,000.00 to any employee, officer, director, stockholder, or affiliate except in the ordinary course of the Borrower's business.

     D. Guarantee, assume, endorse or otherwise become or remain liable in connection with the obligations (including the accounts payable) of any other Person, in excess of $50,000.00, other than the endorsements of negotiable instruments in the ordinary course of business for deposit or collection.

     E. Enter into any transaction that materially and adversely affects the Collateral or Borrower's ability to repay the Liabilities or permit, other than in the ordinary course of business, or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any account including any terms relating thereto.

     F. Merge or consolidate with any other corporation or sell, lease, transfer or otherwise dispose of all or a substantial portion of its assets, outside of the normal course of business.

                                   ARTICLE VI
                               SPECIFIC PROVISIONS

     A. Revolving Loan Amount. The maximum principal amount outstanding under the Revolving Loan at any time shall not exceed the lesser of the Borrowing Base (as defined in Exhibit 1 below) or Three Million Dollars ($3,000,000.00). On or before the first business day of each calendar month, Borrower shall furnish to the Lender, in a form satisfactory to the Lender, a current Borrowing Base Certificate with all calculations and documentation necessary to determine the current Borrowing Base and the Borrowing Base set forth therein shall be deemed the Borrowing Base until receipt and approval by Lender of a new Borrowing Base Certificate.

     B. Revolving Loan and Term Loan Interest Rate. Except upon a Default, the interest rate for the Revolving Loan and Term Loan may be adjusted from time to time as follows:

          1. If Borrower's most recent Form 10Q report furnished to Lender indicates the following ratios: Total Liabilities to Total Net Worth less than 1.50:1.0 and Working Capital in excess of $2,500,000.00, then the interest rate otherwise stated for the Revolving Loan (but not the Term Loan) shall be reduced by 0.50% for the subsequent calendar quarter.

          2. If Borrower's most recent Form 10Q report furnished to Lender indicates the following ratios: Total Liabilities to Total Net Worth less than 1.00:1.0 and Working Capital in excess of $3,500,000.00, then the interest rate otherwise stated for the Revolving Loan (but not the Term Loan) shall be reduced by 0.75% for the subsequent calendar quarter.

          3. For any calendar quarter, Borrower may elect that the applicable interest rate under both the Revolving Loan and Term Loan for such calendar quarter will be the Prime Rate or the Daily Fluctuating LIBO Rate plus 2.50% (as such terms are defined in the Notes) by providing written notice of such election to Lender at least fifteen (l5) days prior to the end of the preceding calendar quarter; otherwise, the applicable interest rate for the preceding calendar quarter shall continue to be the applicable interest rate for the subsequent calendar quarter.

                                   ARTICLE VII
                                     DEFAULT

     If any one or more of the following events (hereinafter referred to as "Events of Default") shall occur:

     A. If Borrower defaults in the payment of the Liabilities when due and payable or declared due and payable; or

     B. If Borrower defaults in the payment of principal or interest on any other Liability, including any guarantee of indebtedness of another Person, beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained in any agreement under which any such Indebtedness is created, if the effect of such default is to cause or permit the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders) to cause such Indebtedness to become due prior to its stated maturity; or

     C. If Borrower defaults in the performance or observance of any agreement or covenant contained herein or contained in any of the Other Agreements; or

     D. If any representation or warranty made by Borrower herein or in any writing furnished in connection with or pursuant to this Loan Agreement or any Other Agreements shall be false or misleading in any material respect on the date as of which made; or

     E. In the event of the liquidation or dissolution of Borrower, or suspension of the business of Borrower or filing by Borrower of a voluntary petition or an answer seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Bankruptcy Code, as amended or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action of Borrower indicating its consent to, approval of, or acquiescence in any such petition or proceeding the application by Borrower for, or the appointment by consent or acquiescence of, a receiver, trustee or custodian of Borrower, for all or substantial part of its property; the making by Borrower of an assignment for the benefit of creditors; the inability of Borrower or the admission by Borrower in writing of its ability to pay its debts as they mature; or

     F. In the event of the filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of Borrower for all or a substantial part of its property; the issuance of a warrant of attachment, execution or a similar process against any substantial part of the property of Borrower and the continuance of any such foregoing events for sixty
(60) days undismissed or undischarged; or

     G. If any order is entered in any proceeding against Borrower decreeing the dissolution or split up of Borrower and such order remains in effect more than sixty (60) days; or

     H. If any report, certificate, financial statement or other instrument delivered to the Lender by or in behalf of Borrower is false or misleading in any material respect at the time given; or

     I. If an uninsured final judgment, which with other outstanding uninsured final judgments against Borrower exceeds an aggregate of $100,000 shall be rendered against Borrower and within thirty (30) days after entry thereof such judgment shall not have been discharged or executed thereof stayed pending appeal, or if within thirty (30) days after the expiration of any such stay such judgment shall not have been discharged;

then, at any time thereafter, the Lender may, at its option, declare the Notes and all other Liabilities owing by the Borrower to the Lender to be forthwith due and payable, whereupon the Notes and any other such Liabilities shall forthwith become due and payable, without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything contained herein or in the Other Agreements to the contrary notwithstanding, and in addition the Lender may immediately proceed to foreclose all or part of its liens on or security interest in the Collateral in the proceeds of such foreclosure against the Liabilities secured thereby in such manner as it shall elect and exercise its rights under the Other Agreements and to do all other things provided for by law or by this Agreement or by the Other Agreements.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     A. The Borrower further agrees to reimburse the Lender for all costs and out-of-pocket expenses, including fees of the Lender's special counsel, incurred in connection with the preparation, execution, delivery, modification, waiver and amendments of this Loan Agreement, the Notes and the related documentation, and also all reasonable expenses incurred by the Lender (including reasonable attorneys' fees) in the collection of any Indebtedness incurred hereunder in the event of default by Borrower.

     B. Borrower agrees to pay any and all documentary, intangible stamp or excise taxes now or after payable in respect of the Loan, this Loan Agreement or Other Agreements or any modifications thereof and hold the Lender harmless with respect thereto. The Borrower further agrees that the Lender may deduct from any advance the amount of any such documentary or intangible stamp tax payable with respect to such advance, the decision of the Lender as to the amount thereof to be conclusive, absent manifest error. Borrower gives the Lender the authority to debit its accounts maintained with the Lender for any principal, interest, fees or other Liabilities becoming due hereunder.

     C. This Loan Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and none of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Loan Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Loan Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any preceding or succeeding breach thereof.

     D. Notwithstanding any other provision herein, the aggregate interest rate charged under the Notes, including all charges or fees in connection therewith deemed in the nature of interest under Florida law, shall not exceed the maximum rate allowed by law. In the event the stated interest rate on the Notes together with any other charge or fee deemed in the nature of interest exceeds the maximum legal rate, then the Lender shall have the right to make such adjustments as are necessary to reduce the aggregate interest rate to the maximum legal rate. The Borrower waives any right to prior notice of such adjustment and further agrees that such adjustment may be made by the Lender subsequent to notification from Borrower that the aggregate interest charged exceeds the maximum legal rate.

     E. This Loan Agreement, the Security Agreement and the Notes issued hereunder shall be governed in all respects by the laws of Florida.

     F. Should any one or more of the provisions of this Loan Agreement be determined to be illegal or unenforceable as to one or more of the parties, all other provisions nevertheless shall remain effective and binding on the parties hereto.

     G. Borrower and Lender hereby consent and agree that, in any actions predicated upon this Agreement, venue is properly laid in Brevard County, Florida, and that the Circuit Court for Brevard County, Florida shall have full jurisdiction to determine all issues arising out of or in connection with the execution and enforcement of this Agreement. Borrower waives to the fullest extent permitted under the laws of the State of Florida, any right, power or privilege to demand a jury trial with respect to any and all issues arising out of or in connection with the execution and/or enforcement of this Agreement.

     H. Borrower warrants and represents to and covenants with Lender that, on and after the date of the Notes, so long as any of the indebtedness provided for herein remains unpaid:

        1. Borrower, on behalf of Borrower and any material subsidiaries of Borrower (hereinafter referred to as the "Organization"), has: (a) undertaken a reasonably detailed inventory, review, and assessment of all areas within and affecting the Organization's business and operations that could be materially and adversely affected by the failure of the Organization to be Year 2000 Compliant (as hereinafter defined) by April 15, 1999; (b) developed a reasonably detailed plan and time line for becoming Year 2000 Compliant by June 30, 1999; and (c) to date, implemented that plan in accordance with the specified timetable in all material respects.

        2. The Organization currently has and will maintain the human, financial and other resources reasonably necessary to complete its Year 2000 plan by June 30, 1999 and reasonably anticipates that the Organization will be Year 2000 Compliant by September 30, l999.

        3. The Organization has made written inquiry of each of the Organization's key suppliers, vendors and customers (as hereinafter defined) as to whether such persons will, by July 31, 1999, be Year 2000 Compliant in all material respects and on the basis of such inquiry reasonably believes that all such persons will be so compliant.

        4. Borrower shall deliver to Lender: (a) within forty-five (45) days after the end of each calendar quarter, a statement signed by the president or chief financial officer of the Organization certifying that the Organization is in compliance with terms, conditions and covenants of this Note; (b) immediately upon becoming aware of the existence of any condition or event which constitutes or will constitute, but for the passage of time or giving of notice or both, an event of default, a written notice specifying the nature and period of existence thereof and what action the Organization is taking or proposes to take with respect thereto; (c) the Organization's Year 2000 plan and time line, (d) all periodic internally and externally prepared evaluations and progress reports concerning the Organization's Year 2000 plan and Year 2000 readiness, (e) any management or other letters from the Organization's accountants addressing or mentioning the Organization's Year 2000 Compliance, and (f) such other information, documentation and materials as Lender may reasonably request form time to time in order to confirm that the Organization is Year 2000 Compliant and the method(s) used by the Organization to become Year 2000 Compliant.

     As used  herein,  "Year  2000  Compliant"  shall  mean  that all  software, embedded microchips and other processing capabilities utilized by the Organization or the Organization's key suppliers, vendors and customers will correctly process, sequence, and calculate, without interruption, all date and date related data for all dates to, through and after January 1, 2000, including leap year calculations, and shall recognize, store and transmit date data in a format which clearly indicates the correct century. As used herein, "key suppliers, vendors and customers" means those suppliers, vendors, and customers of the Organization whose business failure or material business disruption would, in Lender's judgment, be reasonably likely to result in a material adverse change in the business, properties, condition (financial or otherwise), or prospects of the Organization.

     IN WITNESS WHEREOF, Borrower and Lender have hereunto caused these presents to be executed on the date first above written.

Signed, sealed and delivered                 "BORROWER"
in the presence of:
                                                 SOFTWARE TECHNOLOGY, INC., a
                                                 Florida corporation

/s/ Joel E. Boyd                                 By: /s/ Sally H. Ball
-----------------------------                        ---------------------------
/s/ Peter B. Rochester                                Treasurer
-----------------------------
Two witnesses as to Borrower
                                                                (CORPORATE SEAL)


Signed, sealed and delivered                  "GUARANTORS"
in the presence of:
                                                EXIGENT INTERNATIONAL, INC., a
                                                Delaware corporation

/s/ Joel E. Boyd                                By: /s/ Jeffery B. Weinress
------------------------------                      ----------------------------
/s/ Peter B. Rochester                               CFO, Senior Vice President
Two witnesses as to Exigent
International, Inc.
                                                                (CORPORATE SEAL)

                                                FOTOTAG, INC., a
                                                Delaware corporation

/s/ Joel E. Boyd                                By: /s/ Stuart P. Dawley
------------------------------                      ----------------------------
/s/ Peter B. Rochester                              Assistant Secretary
Two witnesses as to Fototag, Inc.
                                                                (CORPORATE SEAL)



                                             "LENDER"

                                                THE HUNTINGTON NATIONAL BANK


                                                By:/s/ Peter B. Rochester
--------------------------------                    ----------------------------
                                                    Name: Peter B. Rochester
/s/ Joel E. Boyd                                    Title: Senior Vice President
--------------------------------
Two witnesses as to Lender

                                    EXHIBIT 1

                                   Definitions


     "Borrowing Base" will consist of up to 80% of "eligible" accounts receivable plus up to 50% of "eligible" contract receivables plus the lesser of $l,500,000.00 or up to 50% of "eligible" Costs in Excess of Billings.

     "Eligible" is defined as: (l) Accounts receivable: amounts that are less than 90 days from invoice date; (2) Contracts receivable: amounts that are fully recoverable according to contract terms within one year. Contracts shall be submitted to Lender prior to funding request being made. Eligibility shall be determined by Lender in its sole discretion; (3) Costs in excess of billings: amounts that are to be billed as of the end of the current month. No advance will be made on accounts whose balance that is over 90 days from invoice date is over 25% of the total account balance.

     "Collateral" means all of the accounts, inventory, equipment and other personal property of the Borrower described in the Security Agreement.

     "Current Assets" means cash and all other assets or resources of the Borrower and the Guarantors that are expected to be realized in cash, sold in the ordinary course of business, or consumed within one year, all determined in accordance with Generally Accepted Accounting Principles, including, but not limited to, inventory supported by outstanding import letters of credit.

     "Current Liabilities" means the amount of all liabilities of the Borrower and the Guarantors that by their terms are payable within one year (including all indebtedness payable on demand or maturing not more than one year from the date of computation and the current portion of Indebtedness having a maturity date in excess of one year), all determined in accordance with Generally Accepted Accounting Principles, including, but not limited to, outstanding letters of credit.

     "Tangible Net Worth" means the depreciated book value of all assets of Borrower and Guarantors less:

          (i) intangible assets, such as (without limitation) goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), capitalized expenses, patents, trademarks, trade names, copyrights, franchises, licenses and deferred charges, such as (without limitation) unamortized costs and costs of research and development.

          (ii) Total Liabilities,

          (iii) treasury stock, and

          (iv) advances to stockholders or affiliates of the Borrower.

     "Total Liabilities" means the aggregate amount of all liabilities (i.e., claims of creditors of Borrower and Guarantors that are to be satisfied by the disbursement or utilization of corporate resources), including, but not limited to, all outstanding import letters of credit and negative goodwill of Borrower and Guarantors.

     "Current Ratio" means the ratio of Current Assets to Current Liabilities.

     "Default" means any event that, with the giving of notice, lapse of time, or both, would become an Event of Default.

     "Fiscal Year" means the 12-month period of the Borrower ending on December 3l of each Calendar year and commencing on January lst of each calendar year.

     "Generally Accepted Accounting Principles" means those principles of accounting set forth in Opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended.

     "Indebtedness" means with respect to any Person, all indebtedness of such Person for borrowed money, all indebtedness of such Person for the acquisition of property other than purchases of products and merchandise in the ordinary course of business, indebtedness secured by any lien, pledge or other encumbrance on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business); all guarantees of Indebtedness of any other Person by such Person (including any agreement, contingent or otherwise, to purchase any obligation representing such indebtedness or property constituting security therefor, or to advance or supply funds for such purpose or to maintain working capital or other balance sheet or income statement condition, or any other arrangement in substance effecting any of the foregoing); all leases and other items which in accordance with Generally Accepted Accounting Principles are classified as liabilities on a balance sheet; provided that in no event shall the term Indebtedness include capital stock, surplus and retained earnings, minority interest in the common stock of Subsidiaries, reserves for deferred income taxes and investment credits, other deferred credits and reserves, and deferred compensation obligations.

     "Liabilities" mean all liabilities, obligations and indebtedness of any and every kind and nature (including, without limitation, interest, charges, expenses, attorneys' fees and other sums chargeable to Borrower by the Lender and future advances made to or for the benefit of Borrower), whether arising under this Loan Agreement, or arising under the Notes or arising under any of the Other Agreements or acquired by the Lender and from any other source, whether heretofore, now or hereafter owing, arising, due or payable from Borrower to the Lender and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, including obligations of performance.

     "Other Agreements" means the Notes, the Guaranty Agreement, the Security Agreement and all agreements, instruments and documents, including, without limitation, notes, guaranties, mortgages, deeds to secure debt, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, financing statements, certificates of title, trust account agreements and all other Written matters whether heretofore, now or hereafter executed by or on behalf of Borrower and delivered to the Bank, with respect to this Loan Agreement, or with respect to the transactions contemplated by this Loan Agreement.

     "Person"   means   an   individual,   partnership,    corporation,   trust,
unincorporated organization, association, joint venture or a government agency or political subdivision thereof.

     All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles.

     All of the terms defined in this Loan Agreement shall have such defined meanings when used in the Other Agreements.